SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the registrant ☒

Filed by a Party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12

Aon plc

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AON C 1234567890 000004 Online Go to www.envisionreports.com/AON or scan the QR code —login details are located in the shaded bar below. DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSMENT_LINE SACKPACK MR A SAMPLE Votes submitted electronically must be received by 5:00 P.M., Irish Standard Time on June 16, 2022. Annual General Meeting Notice 1234 5678 9012 345 Important Notice Regarding the Availability of Proxy Materials for the Aon plc Annual General Meeting of Shareholders to be Held on June 17, 2022 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement, Annual Report, and 2021 Irish Financial Statements are available at: www.envisionreports.com/AON Easy Online Access —View your proxy materials and vote. Step 1: Go to www.envisionreports.com/AON. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before June 7, 2022 to facilitate timely delivery. 2 NOT C O Y 03MQRD

Annual General Meeting Notice Aon plc’s Annual General Meeting of Shareholders will be held on June 17, 2022 online via live webcast at www.meetnow.global/MCW6V7D and in person at Ten Earlsfort Terrace Dublin 2 Ireland at 9:00 a.m. Irish Standard Time. To attend the meeting in person, upon arrival, please present your admission ticket and photo identification at the registration desk. To access the virtual meeting, you must have the 15-digit control number that is printed in the circle in the shaded bar located on the reverse side of this form. Note that attending the Annual Meeting virtually will not allow you to vote at the Annual Meeting. NOTE: We intend to hold the Annual Meeting in person. However, we continue to monitor the COVID-19 pandemic; we are sensitive to the public health and travel concerns our shareholders may have and the protocols that various jurisdictions may impose. In the event we determine it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting by means of remote communication. We would publicly announce any such changes and how to participate in the meeting by press release and a filing with the Securities and Exchange Commission (“SEC”) as soon as practicable prior to the meeting. Any such determinations and changes will be made and communicated in accordance with SEC rules and requirements. Please monitor our annual meeting website at www.envisionreports.com/AON for updated information. If you are planning to attend our Annual Meeting, please check the website one week prior to the meeting date. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 5: 1. Election of Directors: 01 - Lester B. Knight 02 - Gregory C. Case 03 - Jin-Yong Cai 04 - Jeffrey C. Campbell 05 - Fulvio Conti 06 - Cheryl A. Francis 07 - J. Michael Losh 08 - Richard C. Notebaert 09 - Gloria Santona 10 - Byron O. Spruell 11 - Carolyn Y. Woo 2. Advisory vote to approve the compensation of the Company’s named executive officers. 3. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. 4. Re-appoint Ernst & Young Chartered Accountants as the Company’s statutory auditor under Irish law. 5. Authorize the Board or the Audit Committee of the Board to determine the remuneration of Ernst & Young Ireland, in its capacity as the Company’s statutory auditor under Irish law. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/AON. Click Cast Your Vote or Request Materials. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials Aon plc” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by June 7, 2022.